UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

_______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) – October 16, 2007

The First of Long Island Corporation

(Exact Name of Registrant as Specified in Charter)

New York	0-12220	11-2672906
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 Glen Head Road, Glen Head, New York	11545
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code - (516) 671-4900

Not Applicable (Former Name or Former Address, if Changed Since Last Report)

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Bylaws

On October 16, 2007, the Board of Directors of The First of Long Island Corporation (the “Corporation”) amended Article II, Section 2, Article III, Sections 2, 6, 12, and 14, and Article IV Sections 1 and 3 of the Corporation’s bylaws. The amendments were done to change the day of the week on which the annual meeting of shareholders and regular meetings of the Board shall be held; to eliminate the July meeting of the Board and reinstate the August meeting; to increase the maximum number of directors; to clarify the procedure with regard to filling vacancies on the Board; to eliminate express references to the possibility of the offices of Chairman and Chief Executive Officer being held by one person; and to provide for additional categories of officers. The Corporation’s bylaws, as amended, are furnished as Exhibit 3(ii) to this Form 8-K filing.

Item 9.01. Exhibit

Exhibit 3(ii) – Bylaws, as amended

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

The First of Long Island Corporation (Registrant)

Date: October 18, 2007	By: /s/ Mark D. Curtis Mark D. Curtis Senior Vice President & Treasurer (principal accounting & financial officer)